UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 14, 2019
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BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)
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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

7001 Horizon Point, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 8.01 Other Events

Corporate Executive Trading Plan

David R. Emery, Executive Chairman of Black Hills Corporation (the “Company”), has entered into an individual written stock trading plan (a “10b5-1 Plan”), in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s insider trading policy.

Under the 10b5-1 Plan, Mr. Emery may sell a fixed number of shares monthly, from March 2019 through December 2019, provided the market price of Black Hills Corporation common stock reaches or exceeds certain minimum price thresholds specified in the 10b5-1 Plan. No sales will be made under the 10b5-1 Plan until at least March 19, 2019.

Mr. Emery, who previously announced his intent to retire from the company effective May 1, 2020, has executed this 10b5-1 Plan as part of a long-planned investment diversification and estate planning strategy. If all shares covered by the 10b5-1 Plan are sold, Mr. Emery’s ownership will still substantially exceed the level of common stock ownership required under the Company’s stock ownership guidelines.

The transactions executed in accordance with the 10b5-1 Plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission.

In addition to the 10b5-1 plan, Mr. Emery sold 2,143 shares held in his company 401(k) retirement account on February 13, 2019 and previously gifted to a charitable trust a total of 27,247 shares through three separate transactions between July 2018 and February 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By:/s/Roxann R. Basham
Roxann R. Basham
Vice President - Governance
Date:February 14, 2019